EXHIBIT 10.4

Product Purchase Contract

Party A (Buyer): BULTEN Fasteners (Wuxi) Co., Ltd.

Party B (Supplier): Shenzhen Zhongjinke Hardware Products Co., Ltd

In accordance with the Contract Law of the People’s Republic of China, and on the principles of mutual benefit, equity and free will, this Product Purchase Contract (“this Contract”) is made and entered into by and between Party A and Party B regarding Party B’s supply of products to Party A (details of the product model are specified in the Bulten purchase order).

1.	Quality Standards for Products

1.1.	Under this Contract, Party B shall organize production in accordance with the specifications, packaging requirements, and quality requirements indicated in the drawings provided by Party A. The final delivered products shall fully comply with Party A’s drawing requirements.

1.2.	If Party B has any doubts about Party A’s drawings and specifications, it shall consult with Party A for clarification at least three working days in advance. Otherwise, it shall be deemed as agreeing to Party A’s requirements.

1.3.	At Party A’s request, Party B must provide product inspection reports and material quality reports free of charge. Party B shall formulate process control plans and inspection standards for the products according to Party A’s requirements and provide them to Party A.

1.4.	Party A shall be entitled to review Party B’s quality system and production processes at any time or inspect each batch of products.

2.	Delivery Time and Method

2.1.	The normal delivery period for products is the delivery period agreed upon by the parties in the purchase order. After receiving the order, Party B shall confirm the delivery period within one working day and return it signed and stamped. Once confirmed by Party B, the delivery period specified in the order shall be binding on the parties. Party B must strictly adhere to the delivery period specified in the order.

2.2.	If Party B anticipates delays in the delivery of the products due to quality issues, labor disputes, or other reasons, it shall immediately notify Party A and follow Party A’s instructions. Otherwise, Party A may demand compensation for any losses incurred. For each day of delay within three days before the deadline, a penalty of five percent of the total amount of the payment shall be imposed; after three days, a penalty of ten percent shall be imposed, provided that the total penalty does not exceed thirty percent of the payment. However, the costs incurred due to quality issues shall be treated separately.

2.3.	When delivering products, Party B must attach a Delivery Note and obtain confirmation and signature from the warehouse receiver on the quantity of products delivered, with the actual confirmed quantity being the basis. In the event of a discrepancy between the quantity received and the quantity invoiced due to the absence of a Delivery Note with the products, the actual quantity received as confirmed by Party A shall prevail.

2.4.	The packaging provided by Party B upon delivery must include gifts according to the quantity agreed upon by the parties, for inspection purposes by Party A. Party B shall be responsible for any losses incurred due to poor packaging and shall bear all expenses arising therefrom.

2.5.	In the event of non-conforming products identified by Party A during inspection, Party A shall be entitled to return the entire batch of products to Party B and request the supply of the same model and quantity of conforming products.

3.	Settlement and Payment

3.1.	The price of products under this Contract shall be based on Party A’s order. If Party B has any objections to the price, it shall raise them within three days of receiving the order.

3.2.	The parties shall reconcile the balance of payments monthly. After the parties confirm the balance of payments, Party A shall make payment within 120 days from the receipt of Party B’s VAT invoice, through telegraphic transfer or other means.

3.3.	Party B shall provide Party A with accurate bank account information. If Party A is unable to make payment due to inaccurate bank account information provided by Party B, Party A shall not be held liable.

4.	Product Quality Assurance Liability

4.1.	After Party B delivers the products to Party A, if Party A discovers quality defects in the products within the usual service life period and determines that the defects are caused by Party B’s responsibility, Party B shall, as required by Party A, provide replacements, free repairs, or bear Party A’s expenses for repairing the products, or compensate Party A for any losses incurred.

4.2.	After Party B delivers the products to Party A, if Party A discovers quality defects in the products, Party A shall be entitled to require Party B to conduct a full inspection of the returned products and re-deliver the same model and quantity of products, or negotiate with Party B on specific inspection fees.

4.3.	Party B may request Party A to negotiate on matters such as the scope of compensation and the amount of compensation based on the provisions of Article 4.1 or Article 4.2 hereof. Party A shall negotiate in good faith.

4.4.	Party B shall ensure that each part is labeled according to the specifications to ensure traceability in case of defects or quality issues. Otherwise, products without traceability shall be deemed as Party B’s products.

5.	Acceptance on Deviation

5.1.	For products received by Party A that are found to be non-conforming but deemed acceptable by Party A due to minor reasons, Party A may negotiate with Party B to accept the materials at a reduced price. Acceptance of the materials under these circumstances shall be considered as Party B fulfilling its delivery obligations.

5.2.	The reduction in price as specified in the preceding paragraph shall be determined through negotiation between the parties.

6.	Extended Issues

6.1.	In the event of compensation issues arising from product processing resulting in unusable products at the user’s end, Party A and Party B shall discuss and analyze the exceptional issues and obtain testing reports and analyses from a third-party notary office. The party at fault shall be responsible for compensation. If the exception is due to customer design or improper use, neither Party A nor Party B shall be liable for compensation. If the analysis report from the notary entity attributes the responsibility to Party B, Party B shall compensate for the material costs and related losses.

7.	Confidentiality

7.1.	The party receiving confidential information must strictly maintain the confidentiality of the information. Either party shall not disclose or allow access to the other party’s information without written consent, and shall ensure that its employees, agents, or managers do not disclose, leak, or allow access to such confidential information. The responsibilities of the parties shall be continuous and without time limit. All product drawings and technical specifications shall be considered as essential parts of this Contract.

8.	Miscellaneous

8.1.	Party A’s orders under this Contract may be sent to Party B in English or Chinese. In the event of differences in the meaning of English expressions, the corresponding Chinese interpretation in the annex to this Contract shall prevail.

8.2.	This Contract shall be from January 1, 2024 to December 31, 2024.

8.3.	This Contract shall be made in duplicate, with each party holding one copy respectively. This Contract shall take effect after being filled in and signed and sealed by the parties. In case of no objections, the period of this Contract shall be extended by one year.

8.4.	The annexes to this Contract include:

8.5.	In the event of a dispute between the parties during the performance of this Contract, they shall first negotiate for a resolution. If negotiation fails, they shall file a lawsuit with the People’s Court of Wuxi National Hi-Tech District.

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Party A: BULTEN Fasteners (Wuxi) Co., Ltd. Legal Representative: Contract Seal of BULTEN FASTENERS (WUXI) CO., LTD. Contract Seal of PSM-ZJK Fasteners (Wuxi) Co., Ltd. Agent: Phone:

Party B: Shenzhen Zhongjinke Hardware Products Co., Ltd
Legal Representative: Zhu Jieke, Contract Seal of Shenzhen Zhongjinke Hardware Products Co., Ltd.,
Seal of Shenzhen Zhongjinke Hardware Products Co., Ltd
Agent:
Phone: 0755-28341175